UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2012

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 8, 2012, the company clarified that, as previously announced, its subsidiary, DePuy Orthopaedics, Inc., received a binding offer from Biomet, Inc. in the fiscal second quarter of 2012 to acquire DePuy Orthopaedics, Inc.'s trauma business. This transaction is subject to the signing of a definitive purchase agreement by DePuy Orthopaedics, Inc. and regulatory approvals. This transaction is expected to close in the second quarter of 2012.

(This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, the satisfaction of closing conditions for the transaction, including receipt of regulatory approvals for the transaction, and the possibility that the transaction will not be completed, or if completed, will not be completed in the expected timeframe. A further list and description of these risks, uncertainties and other factors and the general risks associated with Johnson & Johnson can be found in Exhibit 99 of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2012. Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
May 8, 2012	By:	/s/ Douglas K. Chia
Douglas K. Chia Secretary